Exhibit 10.7

                                     FORM OF

                           NORTHLAND CRANBERRIES, INC.

                       NONQUALIFIED STOCK OPTION AGREEMENT


             THIS AGREEMENT, made and entered into as of this       day of
     19__ (the "Grant Date"), by and between NORTHLAND CRANBERRIES, INC., a
   Wisconsin corporation (the "Company"), and                   (the
   "Optionee").

                              W I T N E S S E T H :

             WHEREAS, the terms of the Northland Cranberries, Inc. 1995 Amended Stock Option Plan (the "Plan"), to the extent not stated herein, are specifically incorporated by reference in this Agreement and defined terms used herein which are not otherwise defined shall have the meaning set forth in the Plan;

             WHEREAS, the purpose of the Plan is to permit the grant of options to purchase shares of the Company's Class A Common Stock, $.01 par value ("Common Stock"), to certain key employees of the Company;

             WHEREAS, the Optionee is now employed by the Company in a key capacity and has exhibited judgment, initiative and efforts which have contributed materially to the successful performance of the Company; and

             WHEREAS, the Company desires the Optionee to remain in the Company's employ and wishes to provide the Optionee with the opportunity to secure or increase his stock ownership in the Company in order to develop even a stronger incentive to put forth maximum effort for the continued success and growth of the Company.

             NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

             1. Grant of Options. Subject to the terms and conditions of the Plan and this Agreement, the Company grants to the Optionee this option (the "Option") to purchase from the Company all or any part of the
   aggregate number of         shares of Common Stock (the "Optioned
   Shares"), subject to adjustment as provided in Paragraph 7. This Option is intended to constitute a nonqualified stock option and shall not be treated as an incentive stock option within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended.

             2.   Option Price.  The option price to be paid for the Optioned
   Shares shall be $      per share, subject to adjustment as provided in
   Paragraph 7. The per share option price has been determined by the Compensation and Stock Option Committee (the "Committee") of the Board of Directors of the Company (the "Board") to be not less than 100% of the fair market value of the Common Stock on the Grant Date (i.e., the last bid price of the Common Stock on Nasdaq on the day prior to the Grant
   Date).

             3.   Exercise of Option.

                  a. Subject to the terms and conditions of the Plan and except as otherwise provided in this Agreement, this Option may be exercised by the Optionee while in the employ of the Company, in whole or in part, from time to time or at any time, beginning on the Grant Date and ending on the tenth anniversary of the Grant Date (the "Termination Date").

                  b. If the Optionee is discharged or leaves the employ of the Company for any reason (other than termination by the Company for "cause" or the death or disability of the Optionee), prior to the Termination Date, this Option, to the extent not theretofore exercised, may be exercised by the Optionee or by his legal representative at any time within three months after the date of termination of employment upon the tender to the Company in cash or its equivalent of the full purchase price (and not by the tender of previously acquired Common Stock), but in no event later than the Termination Date.

                  c. If the Optionee dies while he is in the employ of the Company, or if his employment is terminated by reason of his disability prior to the Termination Date, this Option, to the extent not theretofore exercised, may be exercised in whole or in part as follows: (i) by the legal representative of the Optionee at any time within six months after the date of the Optionee's death or (ii) by the Optionee or his legal representative at any time within three months after the termination of the Optionee's employment by reason of disability, but in no event later than the Termination Date.

                  d. If the Optionee's employment is terminated by the Company "for cause," this Option to the extent not theretofore exercised shall terminate immediately and shall not be exercisable following such termination of employment. For purposes of this Paragraph 3, termination by the Company "for cause" shall mean any termination of the Optionee by reason of any action or omission on the part of the Optionee which is deemed contrary to the interests of the Company or not in the interests of the Company, as determined by the Board in its sole discretion.

                  e. This Option may be exercised during the life of the Optionee only by the Optionee (or his legal representative as provided in this Paragraph 3).

             4. Manner of Exercise and Payment. This Option may be exercised only by written notice to the Company by the Optionee (or his legal representative as provided in Paragraph 3) of the Optionee's (or such legal representative's) intent to exercise all or part of this Option, served upon the Secretary of the Company at its office at Wisconsin Rapids, Wisconsin, specifying the number of Optioned Shares in respect to which this Option is being exercised, accompanied by payment of the aggregate option price for such Optioned Shares, at the Optionee's (or such legal representative's) election (except as limited in Paragraph 3):
   (a) in cash or its equivalent; (b) by delivering previously acquired shares of Common Stock, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, valued at their fair market value at the time of exercise as determined by the Committee; or (c) by any combination of (a) and (b). For purposes of (b) and (c) above, the term "previously acquired shares of Common Stock" shall only include Common Stock owned by the Optionee prior to the exercise of this Option and shall not include shares of Common Stock which are being acquired pursuant to the exercise of this Option. Upon receipt of the payment of the aggregate option price for all of the Optioned Shares so purchased, certificates for such Optioned Shares shall be issued by or on behalf of the Company to the Optionee. The Optioned Shares so acquired, upon payment in full of the aggregate option price, shall be fully paid and nonassessable, except as provided by Section 180.0622(2) (b) of the Wisconsin Statutes.

             5. Nontransferability of Option. This Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution.

             6. Tax Withholding. (a) The Company may require as a condition precedent to the issuance or transfer of any shares of Common Stock upon exercise of this Option that the Optionee pay to the Company, upon its demand, or otherwise make arrangements satisfactory to the Company for payment of, such amount as may be requested by the Company for the purpose of satisfying the Company's tax withholding requirement. If the amount so requested is not so paid or if such arrangements are not made, the Company may refuse to issue or transfer any Optioned Shares upon exercise of this Option.

                  (b) The Optionee shall be permitted to satisfy the Company's tax withholding requirements by delivering shares of previously owned Common Stock having a fair market value (as determined by the Committee) on the date income is recognized by the Optionee (the "Tax Date") pursuant to the exercise of this Option equal to the minimum amount required to be withheld. If the number of shares of Common Stock determined pursuant to the preceding sentence shall include a fractional share, the number of shares delivered shall be reduced to the next lower whole number and the Optionee shall deliver to the Company cash in lieu of such fractional share, in an amount equal to the Common Stock's then fair market value as determined by the Committee, or otherwise make arrangements satisfactory to the Company for payment of such amount

             7. Adjustment to Optioned Shares and Option Price. In the event of a capital adjustment resulting from a stock dividend (other than a stock dividend in lieu of an ordinary cash dividend), stock split, reorganization, spin-off, split-up or distribution of assets to shareholders, recapitalization, merger, consolidation, combination or exchange of shares or the like, the Optioned Shares and the per share option price (but not the aggregate option price for all Optioned Shares, as adjusted) shall be adjusted in a manner consistent with such capital adjustment and in accordance with the Plan; provided, however, that no such adjustment shall require the Company to issue any fractional shares and the adjustment shall be limited accordingly as determined by the Committee. The determination of the Committee as to any adjustment shall be final.

             8. Transfer Restrictions. The Optioned Shares to be acquired upon exercise of this Option may not be sold or offered for sale except pursuant to an effective registration statement under the Securities Act of 1933, as amended ("Act"), or in a transaction which, in the opinion of legal counsel for the Company, is exempt from the registration provisions of the Act.

             9. Status of Optionee. The Optionee shall not be deemed for any purposes to be a shareholder of the Company with respect to any of the Optioned Shares except to the extent that this Option shall have been exercised, the aggregate option price for the Optioned Shares purchased shall have been fully paid and a stock certificate shall have been issued by or on behalf of the Company therefor.

             10. Employment. It is fully understood that nothing contained in this Agreement or the Plan shall be deemed to confer upon the Optionee any right to continue in the employ of the Company, nor to interfere in any way with the right of the Company to terminate the employment of the Optionee at any time.

             11. Interpretation by Committee. As a condition of the granting of this Option, the Optionee agrees, for himself and his legal representatives, that the Plan and this Agreement shall be subject to discretionary interpretation by the Committee and that any interpretation by the Committee of the terms of the Plan and this Agreement shall be final, binding and conclusive on the Optionee and his legal representatives in all respects and shall not be subject to challenge or dispute by the Optionee or his legal representatives.

             12. Modification. At any time and from time to time the Committee may direct execution of an instrument providing for the modification, extension or renewal of this Option; provided, however, that no such modification, extension or renewal shall (a) confer on the Optionee any right or benefit which could not be conferred on him by the grant of a new option under the Plan at such time or (b) alter, impair or adversely affect this Option or Agreement without the written consent of the Optionee.

             IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Optionee has hereunto affixed his signature as of the day and year first above written.

                                 NORTHLAND CRANBERRIES, INC.


                                 By:  ___________________________
                                      John Swendrowski
                                      President


                                      _____________________________
                                                      , Optionee